Exhibit 10.1

EXECUTION COPY

THIRTEENTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

THIS THIRTEENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of September 2, 2022 (this “Amendment”), is entered into by TARGA RECEIVABLES LLC, as seller (the “Seller”), TARGA RESOURCES PARTNERS LP (“Targa”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity and any successor servicer designated in accordance with the terms of the Agreement, the “Servicer”), the various CONDUIT PURCHASERS signatory hereto, the various COMMITTED PURCHASERS signatory hereto, the various PURCHASER AGENTS signatory hereto, the various LC Participants signatory hereto and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as LC BANK and amends that certain Receivables Purchase Agreement, dated as of January 10, 2013, as amended by the First Amendment to Receivables Purchase Agreement, dated as of August 20, 2013, the Second Amendment to Receivables Purchase Agreement, dated as of December 13, 2013, the Third Amendment to Receivables Purchase Agreement, dated as of December 12, 2014, the Fourth Amendment to Receivables Purchase Agreement, dated as of December 11, 2015, the Fifth Amendment to Receivables Purchase Agreement, dated as of December 9, 2016, the Sixth Amendment to Receivables Purchase Agreement, dated as of December 8, 2017, the Seventh Amendment to Receivables Purchase Agreement, dated as of December 7, 2018, the Eighth Amendment to Receivables Purchase Agreement, dated as of December 6, 2019, the Ninth Amendment to Receivables Purchase Agreement, dated as of April 22, 2020, the Tenth Amendment to Receivables Purchase Agreement, dated as of April 21, 2021, the Eleventh Amendment to Receivables Purchase Agreement, dated as of December 13, 2021 and the Twelfth Amendment to Receivables Purchase Agreement, dated as of April 19, 2022 (as so amended, and as otherwise modified, supplemented, amended or amended and restated from time to time, the “Agreement”), each by and among the Seller, TARGA RESOURCES PARTNERS LP, as servicer, the various CONDUIT PURCHASERS party thereto from time to time, the various COMMITTED PURCHASERS party thereto from time to time, the various PURCHASER AGENTS party thereto from time to time, the various LC Participants party thereto from time to time, the Administrator and the LC Bank. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Agreement.

R E C I T A L S

WHEREAS, subject to the terms hereof, the parties to the Agreement wish to make certain amendments to the Agreement as provided herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Amendments to Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Agreement shall be, and it hereby is, amended with text marked in underline indicating additions to the Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Agreement as set forth in Exhibit A attached hereto.

Section 2. [Reserved]

Section 3. Representations and Warranties of the Seller and Targa. (i) The Seller makes the representations and warranties contained in Sections 1 and 3 of Exhibit III to the Agreement, and (ii) Targa makes the representations and warranties in Section 2 of Exhibit III to the Agreement, in each case, as of the Effective Date (as defined below) (unless any such representation or warranty expressly indicates it is being made as of another specific date), both before and immediately after giving effect to this Amendment.

Section 4. Agreement in Full Force and Effect, as Amended. All of the terms and conditions of the Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Agreement in the Agreement or any other document or instrument shall be deemed to mean the Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment with respect thereto. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

Section 5. Effectiveness. This Amendment shall become effective in accordance with its terms as of the date hereof (the “Effective Date”) upon receipt by the Administrator of:

(i) counterparts of this Amendment executed by the Seller, the Servicer, the Administrator, each Purchaser Agent, each LC Bank, each LC Participant and each Purchaser;

(ii) a duly executed copy of the Receivables Purchase Agreement – Commitment Increase Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof; and

(iii) a duly executed copy of the Receivables Purchase Agreement – Administrative Agent Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile or electronic transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 7. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TARGA RECEIVABLES LLC, as Seller

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

[Signature Page to Thirteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

TARGA RESOURCES PARTNERS LP, as Servicer

By: Targa Resources GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

[Signature Page to Thirteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

[Signature Page to Thirteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Purchaser Group and as a Committed Purchaser

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as an LC Bank

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

[Signature Page to Thirteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Wells Fargo Purchaser Group and as a Committed Purchaser

By:	/s/ Dale Abernathy
Name: Dale Abernathy
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Participant

By:	/s/ Dale Abernathy
Name: Dale Abernathy
Title: Director

[Signature Page to Thirteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

REGIONS BANK, as Purchaser Agent for the Regions Bank Purchaser Group and as a Committed Purchaser

By:	/s/ Cecil Noble
Name: Cecil Noble
Title: Managing Director

REGIONS BANK, as an LC Participant

By:	/s/ Cecil Noble
Name: Cecil Noble
Title: Managing Director

Signature Page to Thirteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement

EXHIBIT A TO ~~TWELFTH~~ THIRTEENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

CONFORMED RPA

(AMENDMENTS ~~1-11~~1-12, JOINDER AGREEMENT OF TARGA GAS MARKETING

AND DECEMBER 2020 INCREASE LETTER)

RECEIVABLES PURCHASE AGREEMENT

dated as of January 10, 2013

among

TARGA RECEIVABLES LLC,

as Seller

TARGA RESOURCES PARTNERS LP,

individually and as initial Servicer

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and LC Bank

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser

By:

Name:

Title:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2724
Attention: William P. Falcon
Telephone: (412) 762-5442
Facsimile: (412)762-9184
Email: william.falcon@pnc.com

Commitment: $~~218,750,000~~543,750,000

S-4	Receivables Purchase Agreement (Targa Receivables LLC)

REGIONS BANK, as Purchaser Agent for the Regions
Bank Purchaser Group and as a Committed Purchaser

By:

Name:

Title:

Address:

Attention:
Telephone:
Facsimile:
Email:

Commitment: $~~50,000,000~~ 125,000,000

S-9	Receivables Purchase Agreement (Targa Receivables LLC)

“Facility Termination Date” means the earliest to occur of: means the earliest to occur of: (a)  ~~April~~September ~~19~~1, 2023, (b) the Facility Termination Date declared by the Administrator, or deemed to occur, in accordance with Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to each Purchaser Group, the date that the Commitment of all of the Committed Purchasers in such Purchaser Group terminate pursuant to Section 1.22, and (e) the date specified by the Seller upon not less than ten days prior written notice to the Administrator.

“FATCA” means Sections 1471 through 1474 of the Code, as of Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such section of the Code, regulation, official interpretation, or agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means any one or more fee letter agreements among the Seller, the Administrator and the Purchaser Agents as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the Fee Letter.

“Final Termination Date” means the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, and (iii) the date all amounts owed by the Seller under or in connection with this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall have been paid in full.

“Fiscal Month” means each calendar month.

“Fiscal Quarter” means the three calendar month period ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2012 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fitch” means Fitch, Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the SOFR Rate or, if no floor is specified, zero.

I-18

“Purchase Limit” means $~~400,000,000~~800,000,000 , as such amount may be reduced pursuant to Section 1.1(c) or in connection with any Exiting Purchaser pursuant to Section 1.22, or increased pursuant to Section 1.2(e) or (f). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

“Purchase Notice” means an irrevocable written notice in substantially the form of Annex B hereto.

“Purchased Interest” means, at any time, the undivided percentage ownership interest of the Purchasers in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage ownership interest shall be computed as:

Aggregate Capital + Adjusted LC Participation Amount + Total Reserves

Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Purchaser” means each Conduit Purchaser, each Committed Purchaser, each LC Participant and/or the LC Bank, as applicable.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means each separate group consisting of Conduit Purchasers (if any), one or more Committed Purchasers, a Purchaser Agent, one or more LC Participants and the LC Bank (if applicable).

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

“Rating Agency” means, with respect to any Conduit Purchaser, each rating agency chosen by such Conduit Purchaser (or its administrator) to rate its Notes.

“Rating Agency Condition” means, when applicable, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Fitch, Standard & Poor’s and Moody’s (and/or each other Rating Agency then rating the Notes of the applicable Conduit Purchaser) that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Conduit Purchaser to be downgraded or withdrawn.

I-26